      As filed with the Securities and Exchange Commission on May 29, 1998
                                                      Registration No. 333-29341

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 POST-EFFECTIVE

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


                              i2 TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                                            75-2294945
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)


                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                               IRVING, TEXAS 75039
                                 (214) 860-6000
               (Address, including zip code, and telephone number,
      including area code, of the registrant's principal executive offices)

                                   ----------


                                  DAVID F. CARY
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              i2 TECHNOLOGIES, INC.
                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                               IRVING, TEXAS 75039
                                 (214) 860-6000
                            TELECOPY: (214) 860-6062
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    COPY TO:


                             RONALD G. SKLOSS, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                         301 CONGRESS AVENUE, SUITE 1200
                               AUSTIN, TEXAS 78701
                                 (512) 477-5495
                            TELECOPY: (512) 477-5813


                                   ----------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective, as determined by market conditions.


      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

      If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                 AMOUNT TO          OFFERING PRICE          AGGREGATE            AMOUNT OF
        SECURITIES TO BE REGISTERED           BE REGISTERED(1)       PER SHARE(2)       OFFERING PRICE(2)   REGISTRATION FEE(3)
================================================================================================================================
Common Stock, $.00025  par value .....         632,955 shares         $31.9375             $20,215,001           $6.126
================================================================================================================================



(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based upon the average of the high and low closing sale prices for the Common Stock as reported by the Nasdaq National Market for June 13, 1997.

(3)   Previously paid on June 16, 1997.


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

      All capitalized terms used and not defined in Part II of this Registration Statement shall have the meanings assigned to them in the Prospectus which forms a part of this Registration Statement.

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses, payable by the registrant connection with the registration of the Shares under the Securities Act. All amounts are estimates except the Commission registration fee.


      Commission registration fee...........................................................................$ 6,126
      Legal fees and expenses............................................................................... 10,000
      Accounting fees and expenses.......................................................................... 40,000
      Miscellaneous.........................................................................................  3,000
                                                                                                            -------
         Total..............................................................................................$59,126
                                                                                                            =======



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled;s that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Eleventh of the registrant's Charter provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Section 6.1 of the registrant's Bylaws further provides that the registrant shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the registrant.

         The registrant has entered into indemnification agreements with each of its directors and executive officers.


         The registrant maintains officers' and directors' liability insurance.


         Article III of the Registration Rights Agreement by and among the registrant and each of the Selling Stockholders contains provisions indemnifying the officers and directors of the registrant against certain liabilities under the Securities Act.

ITEM 16. EXHIBITS.

         NO.                          DESCRIPTION

          2.1 Agreement and Plan of Merger, dated May 15, 1997, by and among the registrant, TSC Acquisition Corporation and Think Systems Corporation (filed as Exhibit 2.1 to the registrant's Current Report on Form 8-K dated May 15, 1997 and incorporated herein by reference).

          4.1 Specimen certificate representing shares of Common Stock (filed as Exhibit 4.1 to the registrant's Registration Statement on Form S-1 (Reg. No. 333-1752) and incorporated herein by reference).

          5.1*      Opinion of Brobeck, Phleger & Harrison LLP.


          23.1*     Consent of Ernst & Young LLP.


          23.2* Consent of Brobeck, Phleger & Harrison LLP (included in the Opinion filed as Exhibit 5.1).

          24.1* A power of attorney pursuant to which amendments to this Registration Statement may be filed (included on the signature page contained in Part II of this Registration Statement).

          ----------
          * Previously filed.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement to:

                       (i)  To include any prospectus required by Section 10(a)
                  (3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Charter or the Bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 28th day of May 1998.


                                        i2 TECHNOLOGIES, INC.




                                        By: /s/ David F. Cary
                                            -----------------------------------
                                            David F. Cary
                                            Vice President and Chief Financial
                                            Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          NAME                                      TITLE                      DATE
          ----                                      -----                      ----
Sanjiv S. Sidhu*                              Chairman of the Board         May 28, 1998
-----------------------------------           and Chief Executive
Sanjiv S. Sidhu                               Officer (Principal
                                              executive officer)


Kanna N. Sharma*                              Vice Chairman of the          May 28, 1998
-----------------------------------           Board, Executive Vice
Kanna N. Sharma                               President and Secretary


/s/ David F. Cary                             Vice President and Chief      May 28, 1998
-----------------------------------           Financial Officer
David F. Cary                                 (Principal financial and
                                              accounting officer)


Harvey B. Cash*                               Director                      May 28, 1998
-----------------------------------
Harvey B. Cash


Thomas J. Meredith*                           Director                      May 28, 1998
-----------------------------------
Thomas J. Meredith

Sandeep R. Tungare*                           Director                      May 28, 1998
-----------------------------------
Sandeep R. Tungare


 * By: /s/ David F. Cary
       ----------------------------
       David F. Cary,
       Attorney-in-Fact



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